Exhibit 99

FOR IMMEDIATE RELEASE
July 16, 2019

Cintas Corporation Announces Record Fiscal 2019 Results

Marks 48th Year of Record Revenue and Net Income In Past 50 Years

CINCINNATI, July 16, 2019 -- Cintas Corporation (Nasdaq: CTAS) today reported record revenue and net income for its fiscal 2019 fourth quarter and full year ended May 31, 2019.

Revenue for the fourth quarter of fiscal 2019 was $1.79 billion, an increase of 7.4% over last year’s fourth quarter. The organic revenue growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 7.6%. The organic revenue growth rate for the Uniform Rental and Facility Services operating segment was 6.8%, and the organic revenue growth rate for the First Aid and Safety Services operating segment was 10.7%.

Gross margin for the fourth quarter of fiscal 2019 of $823.6 million increased 9.5% from last year’s fourth quarter. Gross margin as a percentage of revenue was 45.9% for the fourth quarter of fiscal 2019 compared to 45.1% in the fourth quarter of last fiscal year. Uniform Rental and Facility Services operating segment gross margin as a percentage of revenue improved 100 basis points from last year’s fourth quarter to 46.0%, and the First Aid and Safety Services operating segment gross margin percentage improved 70 basis points to 47.7%.

Operating income for the fourth quarter of fiscal 2019 of $314.4 million increased 18.4% from last year’s fourth quarter operating income of $265.5 million. Operating income as a percentage of revenue was 17.5% in the fourth quarter of fiscal 2019 compared to 15.9% in the fourth quarter of fiscal 2018. Operating income was negatively impacted by integration expenses related to the G&K Services, Inc. (G&K) acquisition by $0.9 million in the fourth quarter of fiscal 2019 and $15.0 million in the fourth quarter of fiscal 2018. Excluding the integration expenses related to the G&K acquisition, operating income as a percentage of revenue was 17.6% in the fourth quarter of fiscal 2019 compared to 16.8% in the fourth quarter of last fiscal year.

Net income from continuing operations was $226.2 million for the fourth quarter of fiscal 2019, compared to $189.3 million in the fourth quarter of fiscal 2018, an increase of 19.5%. Earnings per diluted share (EPS) from continuing operations were $2.06 for the fourth quarter of fiscal 2019, compared to $1.68 in the prior year fourth quarter. G&K acquisition integration expenses negatively impacted EPS in the fourth quarter of fiscal year 2019 and 2018 by $0.01 and $0.09, respectively. Excluding the integration expenses related to the G&K acquisition, adjusted EPS from continuing operations for the fourth quarter were $2.07 compared to $1.77 for last year's fourth quarter, an increase of 16.9%.

For the fiscal year ended May 31, 2019, revenue was $6.89 billion, an increase of 6.4% over the prior fiscal year. The organic revenue growth rate was 6.5%. Earnings per diluted share from continuing operations for fiscal 2019 were $7.97 compared to $7.03 for last fiscal year. Fiscal 2019 EPS included a benefit of $0.47 from a non-recurring gain on the sale of an investment. Fiscal 2018 EPS included a benefit of $1.59 from the enactment of the Tax Cuts and Jobs Act (Tax Act) but was partially offset by $0.24 due to a one-time cash payment to Cintas employees following the enactment of the Tax Act. In addition, fiscal 2019 and 2018 EPS included a negative impact of $0.10 and $0.26, respectively, from integration expenses related to the G&K acquisition. Excluding the aforementioned items, adjusted EPS from continuing operations for fiscal year 2019 were $7.60 compared to $5.94 in fiscal year 2018, an increase of 27.9%.

The following table provides a comparison of fiscal 2019 fourth quarter EPS to fiscal 2018 fourth quarter EPS:

	Three Months Ended
	May 31, 2019	May 31, 2018	Growth vs. FY 2018

EPS - continuing operations	$2.06	$1.68
G&K integration expenses	0.01	0.09
EPS excluding above items	$2.07	$1.77	16.9%

	Twelve Months Ended
	May 31, 2019	May 31, 2018	Growth vs. FY 2018

EPS - continuing operations	$7.97	$7.03
G&K integration expenses	0.10	0.26
One-time cash payment to employees	—	0.24
Non-recurring gain on sale of investment	(0.47)	—
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$7.60	$5.94	27.9%

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "We are pleased with these fourth quarter financial results which conclude a very successful year. For the ninth consecutive year, our organic revenue growth was in the mid- to high- single digits and EPS grew double digits when adjusted for one-time and special items. Additionally, our strong cash flow and balance sheet enabled us to deploy cash to increase shareholder value. In fiscal 2019 we paid an annual dividend of $220.8 million that increased 26.5% over the prior year, and we purchased 4.8 million shares of company stock in a total amount of $953.4 million."

Mr. Farmer added, “The Cintas story is one of growth. We have grown revenue and profit 48 of the past 50 years. Our opportunity for continued growth is great. We have a product or service to help nearly every business get Ready for the Workday TM. All businesses care about image, safety, cleanliness or compliance, and businesses continue to outsource to concentrate on their core competency. We remain well-positioned to benefit from these tailwinds.”

Mr. Farmer concluded, “For our fiscal 2020, we expect revenue to be in the range of $7.24 billion to $7.31 billion and EPS from continuing operations to be in the range of $8.30 to $8.45. This guidance does not include any potential deterioration in the U.S. economy or future share buybacks.”

The following table provides a comparison of fiscal 2020 revenue and EPS guidance to fiscal 2019 actual results:

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)
Revenue Guidance	$6,892.3	$7,240.0	5.0%	$7,310.0	6.1%

Growth on Constant Workday Basis (1)			5.4%		6.5%

Fiscal 2020 Earnings Per Share Guidance

EPS - continuing operations	$7.97	$8.30		$8.45
G&K integration expenses	0.10
Non-recurring gain on sale of investment	(0.47)

EPS Guidance (2) (3)	$7.60	$8.30	9.2%	$8.45	11.2%

(1)	Fiscal 2020 contains one less workday than fiscal 2019. One less workday negatively impacts revenue growth by 40 basis points.

(2)	One less workday negatively impacts fiscal 2020 EPS guidance by about $0.06 and EPS growth by about 90 basis points.

(3)
Fiscal 2020 guidance assumes an effective tax rate of 21.0% compared to a rate of 19.9% for fiscal 2019. The higher effective tax rate negatively impacts fiscal 2020 EPS guidance by about $0.14 and EPS growth by about 180 basis points.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2018 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2019	May 31, 2018	% Change
Revenue:
Uniform rental and facility services	$1,428,392	$1,342,786	6.4%
Other	365,338	326,764	11.8%
Total revenue	1,793,730	1,669,550	7.4%

Costs and expenses:
Cost of uniform rental and facility services	771,056	737,998	4.5%
Cost of other	199,109	179,214	11.1%
Selling and administrative expenses	508,240	471,807	7.7%
G&K Services, Inc. integration expenses	914	15,031	(93.9)%

Operating income	314,411	265,500	18.4%

Interest income	(271)	(370)	(26.8)%
Interest expense	25,782	24,828	3.8%

Income before income taxes	288,900	241,042	19.9%
Income taxes	62,729	51,744	21.2%
Income from continuing operations	226,171	189,298	19.5%
Loss from discontinued operations, net of tax	(52)	(3,127)	(98.3)%
Net income	$226,119	$186,171	21.5%

Basic earnings (loss) per share:
Continuing operations	$2.13	$1.74	22.4%
Discontinued operations	0.00	(0.03)	(100.0)%
Basic earnings per share	$2.13	$1.71	24.6%

Diluted earnings (loss) per share:
Continuing operations	$2.06	$1.68	22.6%
Discontinued operations	0.00	(0.02)	(100.0)%
Diluted earnings per share	$2.06	$1.66	24.1%

Weighted average number of shares outstanding	105,018	106,879
Diluted average number of shares outstanding	108,339	110,574

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2019	May 31, 2018	% Change
Revenue:
Uniform rental and facility services	$5,552,430	$5,247,124	5.8%
Other	1,339,873	1,229,508	9.0%
Total revenue	6,892,303	6,476,632	6.4%

Costs and expenses:
Cost of uniform rental and facility services	3,027,599	2,886,959	4.9%
Cost of other	736,116	681,150	8.1%
Selling and administrative expenses	1,980,644	1,916,792	3.3%
G&K Services, Inc. integration expenses	14,410	41,897	(65.6)%

Operating income	1,133,534	949,834	19.3%

Gain on sale of a cost method investment	69,373	—	100.0%

Interest income	(1,228)	(1,342)	(8.5)%
Interest expense	101,736	110,175	(7.7)%

Income before income taxes	1,102,399	841,001	31.1%
Income taxes	219,764	57,069	285.1%
Income from continuing operations	882,635	783,932	12.6%
Income from discontinued operations, net of tax	2,346	58,654	(96.0)%
Net income	$884,981	$842,586	5.0%

Basic earnings per share:
Continuing operations	$8.23	$7.24	13.7%
Discontinued operations	0.02	0.54	(96.3)%
Basic earnings per share	$8.25	$7.78	6.0%

Diluted earnings per share:
Continuing operations	$7.97	$7.03	13.4%
Discontinued operations	0.02	0.53	(96.2)%
Diluted earnings per share	$7.99	$7.56	5.7%

Weighted average number of shares outstanding	106,080	106,593
Diluted average number of shares outstanding	109,495	109,810

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin Results

	Three Months Ended
	May 31, 2019	May 31, 2018

Uniform rental and facility services gross margin	46.0%	45.0%
Other gross margin	45.5%	45.2%
Total gross margin	45.9%	45.1%
Net income margin, continuing operations	12.6%	11.3%

	Twelve Months Ended
	May 31, 2019	May 31, 2018

Uniform rental and facility services gross margin	45.5%	45.0%
Other gross margin	45.1%	44.6%
Total gross margin	45.4%	44.9%
Net income margin, continuing operations	12.8%	12.1%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share, cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	May 31, 2019	May 31, 2018	Growth vs. FY 2018
EPS - continuing operations	$2.06	$1.68
G&K Services, Inc. integration expenses	0.01	0.09
EPS excluding above items	$2.07	$1.77	16.9%

	Twelve Months Ended
	May 31, 2019	May 31, 2018	Growth vs. FY 2018
EPS - continuing operations	$7.97	$7.03
G&K Services, Inc. integration expenses	0.10	0.26
One-time cash payment to employees	—	0.24
Non-recurring gain on sale of investment	(0.47)	—
One-time deferred tax benefit of Tax Act	—	(1.59)
EPS excluding above items	$7.60	$5.94	27.9%

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2019	May 31, 2018
Net cash provided by operations	$1,067,862	$964,160
Capital expenditures	(276,719)	(271,699)
Free cash flow	$791,143	$692,461
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)	A	B	C	D	E
Revenue Guidance	$6,892.3	$7,240.0	5.0%	$7,310.0	6.1%
			C=(B-A)/A		E=(D-A)/A
	F	G		G
Workdays in the period	261	260		260
	H	I	J	K	L
Revenue Adjusted for Workday Difference	$6,892.3	$7,267.8	5.4%	$7,338.1	6.5%
	H=(A/F)*F	I=(B/G)*F	J=(I-H)/H	K=(D/G)*F	L=(K-H)/H
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended May 31, 2019
Revenue	$1,428,392	$163,535	$201,803	$—	$1,793,730
Gross margin	$657,336	$78,029	$88,200	$—	$823,565
Selling and administrative expenses	$393,275	$52,878	$62,087	$—	$508,240
G&K Services, Inc. integration expenses	$914	$—	$—	$—	$914
Interest income	$—	$—	$—	$(271)	$(271)
Interest expense	$—	$—	$—	$25,782	$25,782
Income (loss) before income taxes	$263,147	$25,151	$26,113	$(25,511)	$288,900

For the three months ended May 31, 2018
Revenue	$1,342,786	$147,707	$179,057	$—	$1,669,550
Gross margin	$604,788	$69,402	$78,148	$—	$752,338
Selling and administrative expenses	$368,144	$48,275	$55,388	$—	$471,807
G&K Services, Inc. integration expenses	$15,031	$—	$—	$—	$15,031
Interest income	$—	$—	$—	$(370)	$(370)
Interest expense	$—	$—	$—	$24,828	$24,828
Income (loss) before income taxes	$221,613	$21,127	$22,760	$(24,458)	$241,042

For the twelve months ended May 31, 2019
Revenue	$5,552,430	$619,470	$720,403	$—	$6,892,303
Gross margin	$2,524,831	$297,074	$306,683	$—	$3,128,588
Selling and administrative expenses	$1,533,711	$206,990	$239,943	$—	$1,980,644
G&K Services, Inc. integration expenses	$14,410	$—	$—	$—	$14,410
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(1,228)	$(1,228)
Interest expense	$—	$—	$—	$101,736	$101,736
Income (loss) before income taxes	$976,710	$90,084	$66,740	$(31,135)	$1,102,399

For the twelve months ended May 31, 2018
Revenue	$5,247,124	$564,706	$664,802	$—	$6,476,632
Gross margin	$2,360,165	$265,785	$282,573	$—	$2,908,523
Selling and administrative expenses	$1,500,644	$190,567	$225,581	$—	$1,916,792
G&K Services, Inc. integration expenses	$41,897	$—	$—	$—	$41,897
Interest income	$—	$—	$—	$(1,342)	$(1,342)
Interest expense	$—	$—	$—	$110,175	$110,175
Income (loss) before income taxes	$817,624	$75,218	$56,992	$(108,833)	$841,001

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2019	May 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$96,645	$138,724
Accounts receivable, net	910,120	804,583
Inventories, net	334,589	280,347
Uniforms and other rental items in service	784,133	702,261
Income taxes, current	7,475	19,634
Prepaid expenses and other current assets	103,318	32,383
Total current assets	2,236,280	1,977,932

Property and equipment, net	1,430,685	1,382,730

Investments	192,346	175,581
Goodwill	2,842,441	2,846,888
Service contracts, net	494,595	545,768
Other assets, net	240,315	29,315
	$7,436,662	$6,958,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$226,020	$215,074
Accrued compensation and related liabilities	155,509	140,654
Accrued liabilities	433,940	420,129
Debt due within one year	312,264	—
Total current liabilities	1,127,733	775,857

Long-term liabilities:
Debt due after one year	2,537,507	2,535,309
Deferred income taxes	438,179	352,581
Accrued liabilities	330,522	277,941
Total long-term liabilities	3,306,208	3,165,831

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY19: 184,790,626 issued and 103,284,401 outstanding FY18: 182,723,471 issued and 106,326,383 outstanding	840,328	618,464
Paid-in capital	227,928	245,211
Retained earnings	6,691,236	5,837,827
Treasury stock: FY19: 81,506,225 shares FY18: 76,397,088 shares	(4,717,619)	(3,701,319)
Accumulated other comprehensive (loss) income	(39,152)	16,343
Total shareholders’ equity	3,002,721	3,016,526
	$7,436,662	$6,958,214

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2019	May 31, 2018
Cash flows from operating activities:
Net income	$884,981	$842,586

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	223,631	215,476
Amortization of intangible assets and capitalized contract costs	136,462	63,940
Stock-based compensation	139,210	112,835
Gain on sale of a cost method investment	(69,373)	—
Gain on sale of business	(3,200)	(96,400)
Deferred income taxes	31,708	(119,295)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(94,918)	(66,267)
Inventories, net	(60,039)	(3,323)
Uniforms and other rental items in service	(90,228)	(64,299)
Prepaid expenses and other current assets and capitalized contract costs	(100,765)	(15,526)
Accounts payable	12,276	35,275
Accrued compensation and related liabilities	15,321	(9,392)
Accrued liabilities and other	30,910	42,468
Income taxes, current	11,886	26,082
Net cash provided by operating activities	1,067,862	964,160

Cash flows from investing activities:
Capital expenditures	(276,719)	(271,699)
Proceeds from redemption of marketable securities and investments	—	179,857
Purchase of marketable securities and investments	(17,841)	(153,708)
Proceeds from sale of a cost method investment	73,342	—
Proceeds from sale of business	3,200	127,835
Acquisitions of businesses, net of cash acquired	(9,813)	(19,346)
Other, net	(7,807)	1,363
Net cash used in investing activities	(235,638)	(135,698)

Cash flows from financing activities:
Issuance (payments) of commercial paper, net	112,500	(50,500)
Proceeds from issuance of debt, net	200,000	—
Repayment of debt	—	(550,000)
Proceeds from exercise of stock-based compensation awards	65,371	41,848
Dividends paid	(220,764)	(175,589)
Repurchase of common stock	(1,016,300)	(127,319)
Other, net	(14,112)	(2,580)
Net cash used in financing activities	(873,305)	(864,140)

Effect of exchange rate changes on cash and cash equivalents	(998)	5,136

Net decrease in cash and cash equivalents	(42,079)	(30,542)
Cash and cash equivalents at beginning of year	138,724	169,266
Cash and cash equivalents at end of year	$96,645	$138,724